Exhibit 4.09

                      CERTIFICATE OF TRUST

                               OF

                  ENTERGY LOUISIANA CAPITAL III


          THIS CERTIFICATE OF TRUST of Entergy Louisiana Capital
III (the "Trust"), dated as of April    , 1996 is being duly
executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C.
Section 3801, et seq.).

                    Name. The name of the business trust being formed hereby is Entergy Louisiana Capital III.

                    Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay
Center, Route 273, Newark, New Castle County, Delaware.

                    Effective Date. This Certificate of Trust shall be effective as of its filing.

          IN WITNESS WHEREOF, the undersigned, being the only trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

THE BANK OF NEW YORK (DELAWARE)  WILLIAM J. REGAN, JR.,
not in its individual capacity   not in his individual capacity
but solely as Trustee            but solely as Trustee



By:____________________________  By:____________________________
Name: _____________________
Title: ______________________

THE BANK OF NEW YORK,
not in its individual capacity
but solely as Trustee


By:____________________________
    Name:  Nancy Gill
    Title:  Assistant Treasurer